UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☒	Soliciting Material Pursuant to §240.14a-12.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The following communication by Glen E. Tullman, the Chief Executive Officer and Chairman of the Board of Directors of Allscripts Healthcare Solutions, Inc. (“Allscripts”), is expected to be posted on the Allscripts intranet on May 1, 2008.

By Glen Tullman

By now you’ve likely heard that Allscripts and Misys Healthcare are combining to create a new industry leader, with a client base of nearly one out of three practicing physicians in the US. It’s a change that we believe brings our dream of an interoperable, connected healthcare system one big step closer to reality – and with it, the promise of improved care at lower cost for millions of Americans. Given how much discussion the announcement has generated, I thought I would weigh in with my perspective on how this opportunity came together, and where we’ll head from here.

When I first met Mike Lawrie, CEO of Misys plc, the parent company of Misys Healthcare, we quickly realized that we had the same passion for improving healthcare and the same view of how it could be accomplished. What’s needed, we believe, is to bring the power of technology, which has improved quality and reduced costs in every other industry, to healthcare. Our view is that healthcare is fundamentally an information business and that the challenge is how to deliver real-time information to physicians and caregivers to improve clinical care, gain efficiencies and take out cost. Both of us had done this in other industries and felt it needed to happen in healthcare. Not in the future but right now.

We also understood that to make this a reality, it would take consolidation and scale to drive the required investments. Why? Think about the market as a whole. Today, more than 150 vendors are vying to sell electronic health records to physicians. That’s a different EHR for every 3,500 physicians – the equivalent of having more than 85,000 different breakfast cereals lining shelves at the grocery store. By almost any measure, this is a fragmented market. And, while competition is good, fragmentation is not.

The sheer number and variety of EHR vendors, without any standards until CCHIT arrived, allowed for a lack of quality and made comparison shopping a full-time job for physicians. That’s especially true for the more than half of U.S. physicians who work in smaller practices without an in-house information technology specialist to do the shopping for them. Worse, the substantial number of smaller vendors makes it inevitable that many will not have the dollars to invest and may not survive, again increasing risk to the buyers and slowing adoption.

Fragmentation also drives up costs and reduces connectivity at a time when our healthcare system can least afford it. Hospitals who want to connect to physicians in their communities (which is increasingly common with the Stark rule changes) may have to build and maintain as many as 50 different interfaces — a cost that can run into millions of dollars. The largest hospital chains have already begun to drive standardization by limiting their selection to the two or three CCHIT-certified systems that have high KLAS ratings, a significant installed base, and the financial resources to continue to invest into the future.

But the most important benefit of consolidation is connectivity. In the cell phone industry, consolidation paired with innovation gave us universal connectivity, and that’s exactly what will happen in healthcare. Our merger is a big step in that direction. Allscripts and Misys Healthcare will do more than provide our joint client base access to a broader suite of highly complementary, industry-leading products. Eventually, all 110,000 of the physicians who use Misys systems today also will be able to interface with the more than 700 hospitals using our HealthMatics ED and Care Management solutions, the 6,000 extended care facilities connected to our care management discharge solution, and the 40,000 physicians using

Allscripts Electronic Health Records, Practice Management, electronic prescribing, document imaging, physician education and other products. This will be especially valuable for Misys practice management clients who currently lack an EHR – 90,000 in all – and who we hope will buy ours, when the time is right.

In the long run, then, Allscripts will deliver interoperable IT solutions of the highest quality to 150,000+ physicians and thousands more clinicians in hospitals and post-acute facilities nationwide. As a result, an even greater number of the nation’s patients will feel safer knowing their medical records can follow them nearly everywhere they go – from their physician to the ER, to the hospital bed, and on into post-acute recovery.

Better information. Higher quality healthcare. An interoperable, connected healthcare system. All provided more cost-effectively. That’s our goal and why we came together. Personally, I can’t imagine a better outcome.

Glen Tullman is Chief Executive Officer of Allscripts (Nasdaq: MDRX). He will retain that role with Allscripts-Misys Healthcare, once the merger is consummated.

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving Allscripts Healthcare Solutions, Inc. (“Allscripts”) and Misys Healthcare Systems, LLC (“MHS”), a wholly owned subsidiary of Misys plc (“Misys”). In connection with this proposed transaction, Allscripts intends to file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement, a definitive proxy statement and other related materials. The definitive proxy statement will be mailed to the stockholders of Allscripts. BEFORE MAKING ANY DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE DOCUMENTS AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors and security holders can obtain copies of Allscripts’ materials (and all other offer documents filed with the SEC) when available, at no charge on the SEC’s website: www.sec.gov. Copies can also be obtained at no charge by directing a request for such materials to Allscripts at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654, Attention: Lee Shapiro, Secretary. Investors and security holders may also read and copy any reports, statements and other information filed by Allscripts with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. Allscripts’ directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the stockholders of Allscripts in favor of the proposed transaction. Information about Allscripts, its directors and its executive officers, and their ownership of Allscripts’ securities, is set forth in its Form 10-K/A, which was filed with the SEC on April 25, 2008. Additional information regarding the interests of those persons may be obtained by reading the proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward-looking Statements

This communication contains forward-looking statements. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Forward-looking statements may be identified by words such as “believes”, “expects”, “anticipates”, “estimates”, “projects”, “intends”, “should”, “seeks”, “future”, “continue”, or the negative of such terms, or other comparable terminology. Such statements include, but are not limited to, statements about the expected benefits of the transaction involving Allscripts, MHS and Misys, including potential synergies and cost savings, future financial and operating results, and the combined company’s plans and objectives. In addition, statements made in this communication about anticipated financial results, future operational improvements and results or regulatory approvals are also forward-looking statements. Such forward-looking statements are subject to numerous risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, development, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against Allscripts, Misys or MHS and others following announcement of entering into the merger agreement; (3) the inability to complete the proposed transaction due to the failure to obtain stockholder or shareholder approval or the failure of any party to satisfy other conditions to completion of the proposed transaction, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of other required regulatory approvals; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the merger; (5) the ability to recognize the benefits of the merger; (6) legislative, regulatory and economic developments; and (7) other factors described in filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this communication are beyond Allscripts’, Misys’ and MHS’ ability to control or predict. Allscripts can give no assurance that any of the transactions related to the merger will be completed or that the conditions to the merger will be satisfied. Allscripts undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Allscripts is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this communication by wire services or Internet service providers.